EXHIBIT 16.1



                        LETTER OF INDEPENDENT ACCOUNTANTS

     We have reviewed and agree with the disclosure of SB Merger Corp. (the "Company") in the Company's Current Report on Form 8-K dated June 19, 2002.

                                            /s/ GRASSI & CO., CPAs, P.C.
                                            ------------------------------------
                                            Grassi & Co., CPAs, P.C.
                                            (formerly Feldman Sherb & Co., P.C.)
                                            Certified Public Accountants
New York, New York
June 19, 2002